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            [LETTERHEAD OF TESTA, HURWITZ & THIBEAULT APPEARS HERE]


                                            August 2, 1996

Cambridge Technology Partners
 (Massachusetts), Inc.
304 Vassar Street
Cambridge, Massachusetts 02139

     Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

     Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by Cambridge Technology Partners (Massachusetts), Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to three million (3,000,000) shares of Common Stock, $.01 par value, of the Company (the "Shares").

     We are counsel to the Company and are familiar with the proceedings of its stockholders and Board of Directors. We have examined original or certified copies of the Company's certificate of incorporation, as amended, the Company's by-laws, as amended, the corporate records of the Company to the date hereof, and such other certificates, documents, records and materials as we have deemed necessary in connection with this opinion letter.

     We are members of the Bar of the Commonwealth of Massachusetts and are not expert in, and express no opinion regarding, the laws of any jurisdictions other than the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that the Shares proposed to be issued by the Company pursuant to the 1991 Stock Option Plan (the "Plan") will be, upon receipt of the consideration provided for in the Plan, validly issued, fully paid and nonassessable after issuance of such Shares in accordance with the terms of the Plan.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                      Very truly yours,



                                      TESTA, HURWITZ & THIBEAULT, L.L.P.